Exhibit 99.1

National Beverage Corp. Reports Positive Results

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Dec. 17, 2003--National Beverage Corp. (AMEX:FIZ) today announced results for its second quarter ended November 1, 2003. For the quarter, the Company reported earnings of $4.0 million, or $.22 per share, as compared to earnings of $3.8 million, or $.21 per share, for the prior year. Revenues for the second quarter ended November 1, 2003 were $129.4 million.
    Earnings for the six-month period ended November 1, 2003 were $12.5 million on revenues of $275.0 million, with earnings of $.68 per share as compared to earnings of $.65 per share for the prior year.
    "Often in public company disclosures, the revenues and profits do not reveal the corporation's actual performance and real growth," stated Nick A. Caporella, chairman and chief executive officer. "This is the case for us as our brands have actually grown considerably this year...enough to 'make-up' all the discarded revenues of non-branded sales in past comparative periods," continued Mr. Caporella.
    "BRAND DICHOTIMIZATION relative to flagship Shasta brand has positively impacted this period with new distribution of 'Shasta Shortz' and the forthcoming alternative no-calorie Shasta product line will 'marquee' the term...DICHOTIMIZATION," continued Caporella.
    "I am pleased to disclose that the steadfast strength of our flavored soft-drink brands grant us advantage and opportunity to 'overcome' the challenges of the past several reporting periods," concluded Mr. Caporella.
    National Beverage produces soft drinks, bottled waters, juices and juice products and is highly recognized for a line of refreshing flavors through its popular brands: Shasta(R), Faygo(R), Ritz(R), Everfresh(R), Mr. Pure(R) and LaCroix(R).
    Fun & Flavor...the National Beverage Way



                        National Beverage Corp.
    Consolidated Results for the Three Months and Six Months Ended
                 November 1, 2003 and October 26, 2002
               (in thousands, except per share amounts)


                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                                Nov. 1,  Oct. 26,   Nov. 1,  Oct. 26,
                                 2003      2002      2003      2002
                               --------- --------- --------- ---------

Net Sales                      $129,373  $127,348  $275,038  $270,225
                               ========= ========= ========= =========

Net Income                       $4,021    $3,843   $12,471   $11,894
                               ========= ========= ========= =========

Net Income Per Share:
    Basic                          $.22      $.21      $.68      $.65
                               ========= ========= ========= =========
    Diluted                        $.21      $.20      $.65      $.62
                               ========= ========= ========= =========

Average Common Shares
  Outstanding:
    Basic                        18,427    18,396    18,422    18,396
                               ========= ========= ========= =========
    Diluted                      19,069    19,033    19,069    19,046
                               ========= ========= ========= =========



    This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items described in the Company's Securities and Exchange Commission filings and the Company undertakes no obligations to update the forward-looking statements.

    CONTACT: National Beverage Corp., Fort Lauderdale
             Grace A. Keene, 954-581-0922